                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                    MAXYGEN
               (Name of Registrant as Specified In Its Charter)

    ----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:





         -------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                 MAXYGEN, INC.
                              515 Galveston Drive
                         Redwood City, California 94063

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 22, 2000

                               ----------------

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Maxygen, Inc., a Delaware corporation (the "Company"), will be held at Hotel Sofitel, 233 Twin Dolphin Dr., Redwood City, California, 94065, on Monday, May 22, 2000, at 10:00 a.m. local time for the following purposes:

1. To elect seven directors of the Company, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

       Russell J. Howard, Ph.D.            Adrian Hennah
       Isaac Stein                         Gordon Ringold, Ph.D.
       Robert J. Glaser, M.D.              George Post, D.V.M., Ph.D.
       M.R.C. Greenwood, Ph.D.

2. To consider and vote upon a proposal to amend the Company's 1997 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,500,000 shares, from 7,500,000 shares to 9,000,000 shares.

3. To amend the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized by 30,000,000 shares, from 70,000,000 to 100,000,000 shares.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 14, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Julian Stern
                                          Secretary

Redwood City, California
April 21, 2000


 ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                              [MAXYGEN Letterhead]

                                 April 21, 2000

To Our Stockholders:

   I am pleased to invite you to attend the first annual meeting of stockholders of Maxygen, Inc. to be held at Hotel Sofitel, 233 Twin Dolphin Dr., Redwood City, California, 94065, on Monday, May 22, 2000, at 10:00 a.m. local time.

   The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

   The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and invites you to attend the meeting in person. It is important, however, that your shares be represented at the annual meeting in any event and for that reason we ask that whether or not you expect to attend the meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We thank you for your support and look forward to seeing you at the meeting.

                                          Sincerely,

                                          Russell J. Howard
                                          President and Chief Executive
                                           Officer

                                 MAXYGEN, INC.
                              515 Galveston Drive
                             Redwood City, CA 94063

                               ----------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 22, 2000

                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Maxygen, Inc., a Delaware corporation (the "Company" or "Maxygen"), for use at the annual meeting of stockholders of the Company to be held on May 22, 2000 at 10:00 a.m. local time, or at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at Hotel Sofitel, 233 Twin Dolphin Dr., Redwood City, California 94065. The Company's telephone number is (650) 298-5300.

   These proxy solicitation materials, together with the Company's 1999 Annual Report, are being mailed on or about April 21, 2000, to all stockholders of record on April 14, 2000.

Record Date

   Stockholders of record at the close of business on April 14, 2000 (the "Record Date") are entitled to notice of, and to vote at, the meeting. At the
Record Date, approximately            shares of the Company's common stock were
issued and outstanding.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked, or by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke the proxy.

Voting and Solicitation

   Holders of the Company's common stock are entitled to one vote for each share held as of the record date. Holders of common stock do not have cumulative voting rights.

 For Shares Registered in the Name of a Broker or Bank

   A number of brokers and banks are participating in a program through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

 General Information for All Shares Voted Via the Internet or By Telephone

   Votes submitted via the Internet or by telephone must be received by 12:00 midnight, on [Date]. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the meeting.

   The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

 Solicitation

   The cost of soliciting proxies will be borne by the Company. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

Quorum, Abstentions, and Broker Non-Votes

   The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock outstanding on the Record Date. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS


   At the meeting, stockholders will elect members of the Company's Board of Directors (the "Board") to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified or until any such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company. The size of the Board is presently set at seven members. Accordingly, seven nominees will be elected at the meeting to be the seven directors of the Company. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. If signed and returned, shares represented by the accompanying proxy will be voted for the election of the seven nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each person nominated for election has agreed to serve if elected and the Company has no reason to believe that any nominee will be unable to serve.

Directors/Nominees

   The names of the nominees and certain information about them, including their ages as of March 22, 2000, are set forth below:

                                                                       Director
Name of Nominee              Age       Position With the Company        Since
---------------              ---       -------------------------       --------
Russell J. Howard, Ph.D....   49 President and Chief Executive Officer   1998
Isaac Stein(1)(2)..........   53 Director, Chairman of the Board         1996
Robert J. Glaser, M.D.(2)..   81 Director                                1997
M.R.C. Greenwood, Ph.D.....   56 Director                                1999
Adrian Hennah(1)...........   42 Director                                1997
Gordon Ringold,
 Ph.D.(1)(2)...............   49 Director                                1997
George Poste, D.V.M.,
 Ph.D......................   55 Director                                1999

--------
(1) Current member of the Audit and Finance Committee.
(2) Current member of the Compensation Committee.

   Russell J. Howard, Ph.D., has served as the Company's President, Chief Executive Officer and Director since June 1998 and is one of the Company's co-founders. Dr. Howard was elected the President and Chief Operating Officer in May 1997. Originally trained in biochemistry and chemistry, Dr. Howard has spent over 20 years studying infectious diseases, primarily malaria, and currently serves on the National Institutes of Health and USAID advisory panels for malaria vaccine development. Prior to joining Maxygen, Dr. Howard was from August 1994 to June 1996 the President and Scientific Director of Affymax Research Institute.

   Isaac Stein has served as the Company's Chairman of the Board since June 1998 and a director since May 1996 and is one of the Company's co-founders. Since November 1982, Mr. Stein has been president of Waverley Associates, Inc. a private investment firm. Mr. Stein is also a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C., which is the general partner of Technogen Associates, L.P. and a director of ALZA Corporation, the Benham Group of mutual funds and CV Therapeutics, Inc. He is also a trustee of Stanford University and the Chairman of the Board of UCSF Stanford Health Care.

   Robert J. Glaser, M.D., has served as one of the Company's Directors since September 1997. Dr. Glaser was Director for Medical Science at the Lucille P. Markey Charitable Trust from 1984 to June 1997, and a trustee from 1988 to June 1997. In accordance with the donor's will, the Trust ceased operations in June 1997. Dr. Glaser is also a director of ALZA Corporation and Hanger Orthopedic Group, Inc. Dr. Glaser has held faculty appointments at several universities, including Dean of the School of Medicine at Stanford University and Professor of Social Medicine at Harvard University. Originally trained as an internist, Dr. Glaser has 124 publications on streptococcal infections, rheumatic fever, medical education and health care, as well as being a contributor to numerous scientific treatises.

   M.R.C. Greenwood, Ph.D., has served as one of the Company's Directors since February 1999. Dr. Greenwood has been Chancellor of the University of California ("UC") at Santa Cruz since July 1996. Prior to being named Chancellor of UC Santa Cruz, Dr. Greenwood was Dean of Graduate Studies and Vice President at UC Davis from July 1989 to July 1996. In addition, from November 1993 to May 1995, Dr. Greenwood took a leave from UC Davis to serve as Associate Director for Science in the White House Office of Science and Technology Policy. Dr. Greenwood received her doctorate in physiology, developmental biology and neurosciences from Rockefeller University.

   Adrian Hennah has served as one of the Company's Directors since September 1997. Mr. Hennah has held several key positions in the Glaxo Wellcome organization. He is currently co-leader of the effort planning for the integration of Glaxo Wellcome and SmithKline Beecham. Prior to that he held the position of Senior Vice President and Chief Financial Officer of Glaxo Wellcome Inc. Prior to that, Mr. Hennah had, as Senior Vice President of Operations, a range of responsibilities within research and development including finance, technology alliances, business redesign and strategy process, human resources and engineering. He also led the team coordinating the integration of Glaxo and Wellcome in 1996. Mr. Hennah is also a Director of Affymetrix. Mr. Hennah has a degree in law from Cambridge University and is a Sloan Fellow of the London Business School.

   Gordon Ringold, Ph.D., has served as one of the Company's Directors since September 1997. Since March 1995, Dr. Ringold has been Chief Executive Officer and Scientific Director of Affymax Research Institute where he manages the development of novel technologies to accelerate the pace of drug discovery. Prior to serving as Chief Executive Officer, Dr. Ringold was the President and Scientific Director of Affymax Research Institute. Dr. Ringold received his Ph.D. in the laboratory of Dr. Harold Varmus, prior to joining the Stanford University School of Medicine, Department of Pharmacology, and serving as the Vice President and Director of the Institute for Cancer and Development Biology of Syntex Research. Dr. Ringold is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C., which is the general partner of Technogen Associates, L.P. and has served as Chairman and Chief Executive Officer of SurroMed, a biotechnology company focused on novel clinical databases since 1997.

   George Poste, D.V.M., Ph.D., has served as one of the Company's Directors
since October 1999 to    , 2000. Dr. Poste and was Chief Science and Technology
Officer at SmithKline Beecham from January 1997 was a member of the Board of
Directors of SmithKline Beecham until    , 2000. Prior to being appointed to
Chief Science and Technology Officer, Dr. Poste was President of Research and Development at SmithKline Beecham. Dr. Poste is also a Research Professor at the University of Pennsylvania and holds the William Pitt Fellowship at Pembroke College, Cambridge University. He is a Board-certified pathologist and was awarded a D.Sc. for meritorious research contributions by the University of Bristol in 1987. Dr. Poste received his Doctorate in Veterinary Medicine in 1966 and his Ph.D. in Virology in 1969 from the University of Bristol.

Required Vote

   The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

                THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS

                  BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

   The Board currently consists of seven members. The Board met five times, including telephone conference meetings, during 1999, and acted by written consent one time. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served), except Alejandro Zaffaroni and Adrian Hennah, each of whom attended approximately 66% of the meetings held by the Board.

   Standing committees of the Board include an Audit and Finance Committee and a Compensation Committee. The Company has no nominating committee.

   Isaac Stein, Adrian Hennah and Gordon Ringold are the current members of the Company's Audit and Finance Committee. The Audit and Finance Committee was constituted in the end of 1999 and did not meet in 1999. The Audit and Finance Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits.

   Isaac Stein, Robert Glaser and Gordon Ringold are the current members of the Company's Compensation Committee. The Compensation Committee met four times during 1999. The Compensation Committee makes recommendations to the Board regarding our stock and compensation plans, approves compensation of certain officers and grants stock options.

                             DIRECTOR COMPENSATION

   The Company reimburses nonemployee directors for expenses incurred in connection with attending Board and committee meetings but it does not compensate them for their services as board or committee members. The Company has in the past granted nonemployee directors options to purchase common stock pursuant to the terms of the Company's stock plans, and the Board and Compensation Committee continues to have the discretion to grant options to new nonemployee directors. Beginning after the stockholders meeting in 2000, nonemployee directors will each receive nondiscretionary, automatic grants of options to purchase 20,000 shares of common stock upon joining the Board and nondiscretionary, automatic grants of options to purchase 5,000 shares of common stock each year pursuant to the 1999 Nonemployee Directors Stock Option Plan.

     COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION INTERLOCKS

   None of the members of the Company's Compensation Committee is currently, or has ever been at any time since our formation, one of our officers or employees, nor has served as a member of the Board or compensation committee of any entity that has one or more officers serving as a member of our Board or compensation committee.

   In March 1997, Isaac Stein issued a full recourse promissory note in the amount of $120,000 in favor of Maxygen in connection with the purchase of 600,000 shares of our common stock, which he repaid in full in January 2000.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

   The following table sets forth the beneficial ownership of the Company's common stock as of February 15, 2000 by: each person who is known by the Company to beneficially own more than 5% of the common stock; each of the named executive officers and each director; and all executive officers and directors as a group.

   Percentage of ownership is based on 32,269,644 shares outstanding as of February 15, 2000. Beneficial ownership is calculated based on Securities and Exchange Commission requirements. All shares of the common stock subject to options currently exercisable or exercisable within 60 days after February 15, 2000 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063.

                                                    Number of    Percentage
                                                      Shares     of Shares
                                                   Beneficially Beneficially
Beneficial Owner                                      Owned        Owned
----------------                                   ------------ ------------
Glaxo Wellcome International BV (1)...............  6,785,000       21.0%
  Huister Heideweg 62 3705 LZ Zeist
  The Netherlands

Technogen Associates, L.P. (2)....................  3,274,772       10.1
  525 University Avenue, Suite 700
  Palo Alto, California 94301

Technogen Enterprises, L.L.C. (3).................  3,274,772       10.1
  525 University Avenue, Suite 700
  Palo Alto, California 94301

Russell J. Howard, Ph.D. (4)......................    877,636        2.7
Willem P.C. Stemmer, Ph.D. (5)....................  1,147,500        3.6
Simba Gill, Ph.D. (6).............................    456,738        1.4
John Bedbrook, Ph.D. (7)..........................    203,000          *
Norman Kruse, Ph.D. (8)...........................    154,043          *
Michael Rabson, Ph.D. (9).........................    361,100        1.1
Isaac Stein (10)..................................  3,862,106       12.0
Robert J. Glaser, M.D.............................        --           *
M.R.C. Greenwood, Ph.D. (11)......................     75,000          *
Adrian Hennah (12)................................     75,000          *
George Poste, Ph.D. (13)..........................     75,000          *
Gordon Ringold, Ph.D. (14)........................  3,821,439       11.8
Joseph Affholter, Ph.D. (15)......................     67,313          *
All directors and executive officers as a group
 (14 persons) (16)................................  8,076,303       24.4

--------
 *  Less than 1% of Maxygen's outstanding common stock.
 (1) Includes 75,000 shares subject to immediately exercisable options held by Adrian Hennah and which Mr. Hennah has assigned to Glaxo Wellcome plc, which is the parent of Glaxo Wellcome International BV.
 (2) Consists of 3,211,574 shares held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Enterprises, L.L.C. and Technogen Associates, L.P. are under common control.

 (3) Consists of 3,211,574 shares held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Enterprises, L.L.C. and Technogen Associates, L.P. are under common control.
 (4) Includes 53,636 shares held by the Russell and Maureen Howard Trust, of which Dr. Howard is a trustee. Also includes 297,500 shares that are subject to immediately exercisable options. As of February 15, 2000, the Company has the right to repurchase 444,375 shares including shares issuable upon exercise of options held by Dr. Howard if Dr. Howard ceases his employment, directorship or consultancy with the Company.
 (5) Includes 352,187 shares that are subject to the Company's right of repurchase as of February 15, 2000 if Dr. Stemmer ceases his employment, directorship or consultancy with the Company.
 (6) Includes 307,537 shares that are subject to the Company's right of repurchase as of February 15, 2000 if Dr. Gill ceases his employment, directorship or consultancy with the Company.
 (7) Includes 200,000 shares that are subject to immediately exercisable options. As of February 15, 2000, the Company has the right to repurchase all of the shares issuable upon exercise of these options if Dr. Bedbrook ceases his employment, directorship or consultancy with the Company.
 (8) Includes 127,500 shares that are subject to our right of repurchase as of February 15, 2000 if Dr. Kruse ceases his employment, directorship or consultancy with the Company.
 (9) As of February 15, 2000, the Company has the right to repurchase 350,000 of these shares if Dr. Rabson ceases his employment, directorship or consultancy with the Company.
(10) Includes 3,211,574 shares that are held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Managers, L.L.C. is the general partner of Technogen Associates, L.P. Mr. Stein is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability companies. Includes 525,667 shares held by the Stein 1995 Revocable Trust, of which Mr. Stein is a trustee and 41,667 shares held by Stein Partners, of which Mr. Stein is a general partner. As of February 15, 2000, the Company has the right to repurchase 162,500 shares held by Mr. Stein if he ceases his employment, directorship or consultancy with the Company.
(11) Includes 75,000 shares that are subject to immediately exercisable options. As of February 15, 2000, the Company has the right to repurchase 56,250 shares issuable upon exercise of these options if Dr. Greenwood ceases her employment, directorship or consultancy with the Company.
(12) Includes 75,000 shares that are subject to immediately exercisable options. As of February 15, 2000, the Company has the right to repurchase 37,500 shares issuable upon exercise of these options if Mr. Hennah ceases his employment, directorship or consultancy with the Company. Mr. Hennah has assigned beneficial ownership of these shares to Glaxo Wellcome plc and disclaims beneficial ownership of the shares.
(13) Includes 75,000 shares that are subject to immediately exercisable options. As of February 15, 2000, the Company has the right to repurchase all of the shares issuable upon exercise of these options if Dr. Poste ceases his employment, directorship or consultancy with the Company.
(14) Includes 3,211,574 shares held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Managers, L.L.C. is the general partner of Technogen Associates, L.P. Dr. Ringold is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability companies. Also includes 20,000 shares held by the Gregory Zarucki Ringold 1998 Trust, 20,000 shares held by the Alexander Zarucki Ringold 1998 Trust and 20,000 shares held by the Melanie Gault-Ringold 1998 Trust. As of February 15, 2000, the Company has the right to repurchase 137,500 shares held by Dr. Ringold if he ceases his employment, directorship or consultancy with the Company.
(15) Includes 6,875 shares that are subject to the Company's right of repurchase as of February 15, 2000 if Dr. Affholter ceases his employment, directorship or consultancy with the Company.
(16) Includes shares included pursuant to notes (2), (3), (4), (5), (6), (7),
     (8), (9), (10), (11), (12), (13), (14) and (15), 175,200 shares beneficially owned by Howard Simon, of which 136,500 shares are subject to immediately exercisable options and 38,500 shares are subject to the Company's right of repurchase as of February 15, 2000.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth the compensation paid by Maxygen during 1997, 1998 and 1999 to the Chief Executive Officer, to the Company's four other most highly compensated executive officers and certain other executive officers included pursuant to the rules and regulations of the Securities and Exchange Commission (the "named executive officers").

                                                               Long-Term
                                                              Compensation
                          Annual Compensation                    Awards
                         ---------------------                ------------
                                                               Number of
                                                               Securities
                                               Other Annual    Underlying     All Other
Name and Position        Year  Salary   Bonus  Compensation     Options    Compensation(1)
-----------------        ---- -------- ------- ------------   ------------ ---------------
Russell J. Howard....... 1999 $225,000 $   --    $   --         172,500         $832
 President, Chief
  Executive              1998  218,333     --        --         200,000          833
 Officer and Director    1997  153,750     --        --         150,000          666

Simba Gill(2)........... 1999  192,850     --      1,500(3)     126,738          686
 Chief Financial Officer
  and                    1998   99,750  10,000    55,414(4)     330,000          275
 Senior Vice President
  of                     1997      --      --        --             --           --
 Business Development

Michael Rabson(5)....... 1999   57,539     --        --         350,000          145
 Senior Vice President
  of Legal               1998      --      --        --             --           --
 Affairs and General
  Counsel                1997      --      --        --             --           --

Willem P.C. Stemmer..... 1999  154,500     --        --          22,500          786
 Vice President of
  Research               1998  136,667     --        --             --           502
                         1997   81,667     --        --         300,000          345

John Bedbrook(6)........ 1999   34,599     --        --         200,000          310
 President of
  Agriculture            1998      --      --        --             --           --
                         1997      --      --        --             --           --
Norman Kruse............ 1999  147,791     --     32,209(7)      66,543
 Director of
  Intellectual Property, 1998  118,767  10,000   114,809(8)      87,500
 Chief Patent Counsel    1997      --      --        --             --           --

Joseph Affholter(10).... 1999  139,019     --     62,321(9)      65,700          541
 Former Vice President
  of                     1998   84,480  10,000    85,264(10)    110,000          393
 Biocatalysis and
  Chemicals              1997      --      --        --             --           --

--------
 (1) Consists of term life insurance premiums paid by Maxygen on behalf of the listed individual.
 (2) Dr. Gill joined Maxygen in July 1998. His annualized salary for 1998 was $190,000.
 (3) Consists of $1,500 for reimbursement of relocation expenses.
 (4) Consists of $19,550 in the form of a housing allowance and $35,864 for reimbursement of relocation expenses.
 (5) Dr. Rabson joined Maxygen in September 1999. Dr. Rabson's annualized salary for 1999 was $220,000.
 (6) Dr. Bedbrook joined Maxygen in November 1999. Dr. Bedbrook's annualized salary for 1999 was $212,500.
 (7) Consists of $32,209 in the form of a housing allowance.
 (8) Consists of $31,233 in the form of a housing allowance and $83,575 for reimbursement of relocation expenses.
 (9) Consists of $55,381 in the form of a housing allowance and $6,946 as interest forgiven on a promissory note.
(10) Consists of $39,953 in the form of a housing allowance, $42,444 for reimbursement of relocation expenses and $2,867 as interest forgiven on a promissory note.
(11) Dr. Affholter joined Maxygen in May 1998. In January 2000, Dr. Affholter resigned as the Company's Vice President of Biocatalysis and Chemicals and is no longer an employee.

Stock Options Granted in the Fiscal Year Ended December 31, 1999

   The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 1999 to each of the named executive officers. All options were granted under Maxygen's 1997 Stock Option Plan. The following options are immediately exercisable in full at the date of grant, but shares purchased on exercise of unvested options are subject to a repurchase right in favor of the Company that entitles the Company to repurchase unvested shares at their original exercise price on termination of the employee's services with the Company. The repurchase right lapses as to 25% of the shares on the first anniversary of the grant date and the balance, ratably by year, over the next three years. Under certain circumstances the vesting of options, and consequently the lapse of the repurchase right, may be accelerated.

   The percentage of options granted is based on an aggregate of 2,986,830 options granted by Maxygen during the fiscal year ended December 31, 1999 to Maxygen's employees, including the named executive officers. The potential realizable value amounts in the last two columns of the following chart represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term assuming an initial price equal to $16.00 (the price at which the Company's common stock was first sold to the public). The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term are provided in accordance with rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder's continued employment through the vesting period.

                                                                             Potential
                                                                          Realizable Value
                                                                             at Assumed
                                                                          Annual Rates of
                                                                            Stock Price
                                                                          Appreciation for
                                       Individual Grants                    Option Terms
                         --------------------------------------------- ----------------------
                         Number of      % of
                         Securities Total Options
                         Underlying  Granted to   Exercise
                          Options   Employees in  Price Per Expiration
          Name            Granted    Fiscal Year    Share      Date        5%         10%
          ----           ---------- ------------- --------- ---------- ---------- -----------
Russell J. Howard.......  172,500        5.8%       $0.75     9/08/09  $4,366,374 $ 7,029,354
 President, Chief
  Executive
 Officer and Director
Simba Gill..............  120,138        4.0         0.75     9/08/09   3,040,971   4,895,609
 Chief Financial Officer
  and                       6,600        0.2         0.50     3/24/09     168,711     270,599
 Senior Vice President
  of
 Business Development
Michael Rabson..........  350,000       11.7         0.75     9/08/09   8,859,310  14,262,458
 Senior Vice President
  of
 Legal Affairs and
 General Counsel
Willem P.C. Stemmer.....  122,500        4.1         0.75     9/08/09   3,100,758   4,991,860
 Vice President of
  Research
John Bedbrook...........  200,000        6.7         7.50    11/10/09   3,712,463   6,799,976
 President of
  Agriculture
Norman Kruse............   46,543        1.6         0.75      9/8/09   1,178,111   1,896,622
 Director of
  Intellectual Property    20,000        0.7         0.75     9/27/09     506,246     814,998
 and Chief Patent
  Counsel
Joseph Affholter........   45,700        1.5         0.75      9/8/09   1,156,772   1,862,269
 Former Vice President
  of                       20,000        0.7         0.75     9/27/09     506,246     814,998
 Biocatalysis and
  Chemicals

Aggregated Option Exercises in Fiscal Year 1999 and Fiscal-Year End Option
Values

   The following table sets forth certain information regarding exercised stock options during the fiscal year ended December 31, 1999 and unexercised options held as of December 31, 1999 by each of the named executive officers. The Company granted all options under the 1997 Stock Option Plan. These options are immediately exercisable in full at the date of grant, but shares purchased on exercise of unvested options are subject to a repurchase right in favor of the Company that entitles the Company to repurchase unvested shares at their original exercise price on termination of the employee's services with the Company. Generally, the repurchase right lapses as to 25% of the shares on the first anniversary of the grant date and the balance, ratably by year, over the next three years. Under certain circumstances the vesting of options, and consequently the lapse of the repurchase right, may be accelerated. The value realized is based on the fair market value of the underlying securities as of the date of exercise, minus the per share exercise price, multiplied by the number of shares underlying the option. The value of unexercised in-the-money options are based on a value of $71.00 per share, the last reported sale price of the Company's common stock on the Nasdaq National Market on December 31, 1999, minus the per share exercise price, multiplied by the number of shares underlying the option. Each of the people below who exercised options paid 10% of the exercise price by cash and the remaining amount with a full recourse promissory note.

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                          Number of            Options at Fiscal Year-   In-The Money Options at
                           Shares                        End                 Fiscal Year-End
                         Acquired on Realized ------------------------- -------------------------
Name                      Exercise    Value   Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Russell J. Howard.......    75,000   $33,750    297,500
 President, Chief
  Executive
 Officer and Director                                          --       $20,955,625     $ --
Simba Gill..............   126,738     1,650        --         --               --        --
 Chief Financial Officer
  and
 Senior Vice President
  of
 Business Development(1)
Michael Rabson..........   350,000       --         --         --               --        --
 Senior Vice President
  of
 Legal Affairs and
 General Counsel
Willem P.C. Stemmer.....   122,500       --         --         --               --        --
 Vice President of
  Research
John Bedbrook...........       --        --     200,000        --        12,700,000       --
 President of
  Agriculture
Norman Kruse............   154,043    45,391        --         --               --        --
 Director of
  Intellectual Property,
  Chief Patent Counsel
Joseph Affholter........   175,700    49,500        --         --               --        --
 Former Vice President
  of
 Biocatalysis and
  Chemicals

--------
(1) The Company's right of repurchase lapses over a four-year period with respect to 25% of the underlying shares at the first anniversary of the grant date and in equal monthly installments over the next three years.

        COMPENSATION AND OTHER TRANSACTIONS WITH OFFICERS AND DIRECTORS

   For information concerning compensation and severance agreements and other transactions between the Company and certain executive officers and directors, see "Executive Compensation," "Director Compensation," "Related Party Transactions" and "Compensation Committee Interlocks and Insider Participation Interlocks".

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Company's executive compensation program has been administered by the Compensation Committee of the Board since September 1999. Prior to September 1999, compensation decisions and grants of stock options were made by the Board. The current members of the Compensation Committee are Isaac Stein, Robert Glaser and Gordon Ringold, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

General Compensation Philosophy

   The role of the Compensation Committee is to review and administer all compensation arrangements for executive officers, and to be responsible for administering the Company's benefit plans. The Company's compensation policy for officers is to provide market-based compensation to executives and senior managers, with an emphasis on performance-based cash and equity incentives tied to specific strategic business achievements.

Executive Compensation

   Base Salary. Salaries for executive officers for 1999 were generally determined on an individual basis by the Board of Directors at the time of hire and were set at the low end of the market for comparable biotechnology businesses. For 2000, the Compensation Committee will review the base salaries of the executive officers by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

   Cash Bonus. Executive offers are eligible to receive annual cash performance bonuses of up to 30% of base salary. Bonuses are awarded based on individual achievement of goals and based on the Company achieving specific milestones.

   Stock Options. Executive officers are eligible to receive annual performance-based equity compensation in the form of stock options. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of the Company's stockholders and encourages executives to remain in employed by the Company. Since 1997, the Company has issued stock options to executives pursuant to the 1997 Stock Option Plan. Grants are awarded based on a number of factors, including the Company's achievement of specific milestones, the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of Maxygen's financial and strategic objectives, and industry practices and norms.

Chief Executive Officer Compensation

   Russell J. Howard's base salary for 1999 was $225,000 and he received a stock option to purchase 172,500 shares of the Company's Common Stock. Dr. Howard did not receive any stock options during fiscal 1999. For 1999, Dr. Howard's compensation was based on factors describe above for all executive officers. For 2000, the Compensation Committee will evaluate his compensation consistent with the factors described above for all executive officers.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board committee that establishes such goals consists only of "outside directors." Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period. All members of the Compensation Committee qualify as outside directors. The 1997 Stock Option Plan is has been approved by the Company's stockholders in order that grants made thereunder will meet the Section 162(m) requirements for "performance based" compensation and be exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1 million limit. The Compensation Committee's present intention is to grant future compensation that does not exceed the limitations of Section 162(m), although the Compensation Committee reserves the right to award compensation that does not comply with these limits on a case-by-case basis.

                                          COMPENSATION COMMITTEE

                                          Isaac Stein
                                          Robert J. Glaser
                                          Gordon Ringold

                        COMPANY STOCK PRICE PERFORMANCE

   The following graph shows the total stockholder return of an investment of $100 in cash on December 16, 1999, the date the Company's common stock began to trade on the Nasdaq National Market, through December 31, 1999, the last date of trading of fiscal 1999 for (i) the Company's common stock, (ii) the NASDAQ Stock Market (U.S.) Index, and (iii) the NASDAQ Biotechnology Index. All values assume reinvestment of the full amount of all dividends.

                 COMPARISON OF 1 MONTH CUMULATIVE TOTAL RETURN*
           AMONG MAXYGEN, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ BIOTECHNOLOGY INDEX

                               Cumulative Total Return
                               -----------------------
                                12/16/99       12/31/99
MAXYGEN, INC.                   100.00          197.22
NASDAQ STOCK MARKET             100.00          109.73
NASDAQ BIOTECHNOLOGY            100.00          130.26

--------
 . $100 invested on 12/16/99 in stock or index--including reinvestment of dividends. Fiscal year ending December 31. Starting point for the Company's Common Stock represents normalized price at first trade. Actual initial public offering price was $16 per share.

   This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                           RELATED PARTY TRANSACTIONS

   Since inception (May 1996), there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is are to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer or holder of more that 5% of the Company's common stock had or will have a direct or indirect interest other than (1) compensation arrangements, which are described where required under "Management" and (2) the transactions described below.

   In February 1997, the Company entered into a services agreement with Affymax Research Institute. Pursuant to the services agreement, Affymax provided certain accounting, administrative and facilities management services to the Company and allowed the Company to occupy certain facilities leased by Affymax in exchange for specified annual fees. The services agreement terminated on April 1, 1999.

   At the time of the Company's formation, the Company entered into a technology transfer agreement with Affymax Technologies N.V. and Glaxo Group Limited, each a wholly-owned subsidiary of Glaxo Wellcome plc, pursuant to which the Company was assigned all right, title and interest in the patents, patent applications and confidential information relating to the Company's MolecularBreeding technologies, subject to an exclusive royalty-free license to Affymetrix, Inc. under the patents and patent applications for use in the diagnostics and research supply markets for specific applications. In exchange for the intellectual property transferred the Company issued 5,460,000 shares of common stock to Affymax.

   In March 1997, in connection with the formation of the Company, the Company made loans to certain officers and directors to purchase common stock, which are evidenced by full recourse promissory notes and secured by the common stock underlying this stock purchase. The promissory notes bear interest at 6.42% per year, and interest payments on the notes are due and payable on June 30 and December 31 of each year. Unpaid principal and interest on the notes are due and payable on the earlier of 30 days after termination of the participant's employment, directorship or consultancy with the Company, or three years after the date of the promissory note. As of February 15, 2000, the original and outstanding principal amounts of each promissory note by a director or executive officer are set forth below.

                                                            Original
                                                              Note   Outstanding
   Director or Executive Officer                             Amount  Note Amount
   -----------------------------                            -------- -----------
   Russell J. Howard....................................... $ 60,000  $ 60,000
   Isaac Stein.............................................  120,000    98,000
   Willem P.C. Stemmer.....................................  120,000   120,000

   Options granted to the Company's directors, executive officers and key employees are immediately exercisable as to both vested and unvested shares, with unvested shares being subject to a right of repurchase in our favor in the event of termination of employment prior to vesting of all shares. These individuals pay the exercise price for their outstanding options pursuant to full recourse promissory notes secured by the common stock underlying the options. The notes bear interest at 5.59% per year, and interest payments on the notes are due and payable on June 30 and December 31 of each year. Unpaid principal and interest on the notes are due and payable on the earlier of 30 days after termination of the participant's employment, directorship or consultancy with the Company, or three years after the date of the promissory note. As of February 15, 2000, the original and outstanding principal amounts of each promissory note by a director or executive officer are set forth below.

                                                                    Original and
                                                                    Outstanding
   Director or Executive Officer                                    Note Amount
   -----------------------------                                    ------------
   Joseph Affholter (1)............................................   $23,141
   Simba Gill......................................................   173,163
   Russell J. Howard...............................................    47,250
   Norman Kruse....................................................    56,728
   Michael S. Rabson...............................................   236,250
   Gordon Ringold..................................................    99,000
   Howard Simon....................................................   259,875
   Willem P.C. Stemmer.............................................   136,688

--------
(1) Unpaid principal and interest under Dr. Affholter's notes are due and payable on June 30, 2002. In April 1998, the Company loaned $72,500 to Dr. Joseph Affholter, which is evidenced by a full recourse promissory note. In April 1999, the Company loaned an additional $77,500 to Dr. Affholter and received from Dr. Affholter a full recourse promissory note covering all amounts due from Dr. Affholter, which note was secured by a deed of trust on Dr. Affholter's principal residence and bore interest at 5.70% per year with respect to $72,500 of the principal and 4.83% with respect to $77,500 of the principal. Under the terms of the promissory note, interest was generally forgiven. The promissory note was due with respect to $72,500 of the principal on April 1, 2003 and with respect to $77,500 of the principal on March 30, 2004. In connection with Dr. Affholter's resignation in January 2000, the loans were converted into a personal loan of $150,000, with interest calculated semi-annually from February 1, 2001 at 5.59%. The arrangements also defer payment of such loan until April 1, 2003 with respect to $72,500 of the principal and until March 30, 2004 with respect to $77,500 of the principal. The loan is secured by a pledge of vested shares of Maxygen common stock valued at $300,000 as of the date of the loan conversion.

   In March 1997, December 1997 and April 1998, the Company sold to various investors a total of 2,795,000 shares of Series A preferred stock at a purchase price of $2.00 per share. In August 1998, the Company sold to various investors a total of 3,666,667 shares of Series B preferred stock at a purchase price of $3.00 per share. In December 1998, the Company sold to a collaborator a total 1,000,000 shares of Series C preferred stock at a purchase price of $5.00 per share. In June 1999, the Company sold to various investors a total of 3,636,364 shares of Series D preferred stock at a purchase price of $5.50 per share. In August 1999, the Company sold to a collaborator a total of 800,000 shares of Series E preferred stock at a purchase price of $6.25. Upon the initial public offering, each share of preferred stock was converted into one share of common stock. Holders of the converted common stock are entitled to registration rights.

   The table below sets forth the Company's current officers, directors, immediate family members of officers and directors and holders of more than 5% of the Company's outstanding stock who since January 1, 1997 invested in, or became beneficial owners of the Company's common stock issued upon conversion of the Company's preferred stock.

                                                                        Common
Stockholder                                                              Stock
-----------                                                            ---------
Holders of More than 5%:
  Glaxco Wellcome International B.V................................... 1,250,000
  Technogen Associates, L.P. (1)...................................... 3,274,772
Technogen Enterprises, L.L.C.(2)...................................... 3,274,772

Directors:
  Gordon Ringold (3).................................................. 3,291,439
  Isaac Stein (4)..................................................... 3,348,106

Officers:
  Russell Howard (5)..................................................    55,136
  Willem Stemmer......................................................   125,000
  Michael Rabson......................................................     9,100

Immediate Family Members of Officer and Directors:
  Bhagwant Gill and Krishna Gill (6)..................................   128,787
  Joseph Glaser, II (7)...............................................     8,712
  Robert Glaser, Jr. (8)..............................................    10,991
  Sally Glaser (9)....................................................      9,78

--------
(1) Consists of 3,211,574 shares held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Enterprises, L.L.C. and Technogen Associates, L.P. are under common control.
(2) Consists of 3,211,574 shares held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Enterprises, L.L.C. and Technogen Associates, L.P. are under common control.
(3) Includes 3,211,574 shares held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Managers, L.L.C. is the general partner of Technogen Associates, L.P. Dr. Ringold is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability companies.
(4) Includes 3,211,574 shares held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Managers, L.L.C. is the general partner of Technogen Associates, L.P. Mr. Stein is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability companies. Also includes 525,667 shares held by the Stein 1995 Revocable Trust, of which Mr. Stein is a trustee and 41,667 shares held by Stein Partners, of which Mr. Stein is a general partner.
(5) Includes 53,636 shares held by the Russell and Maureen Howard Trust, of which Dr. Howard is a trustee.
(6) Drs. Gill are the parents of Simba Gill.
(7) Mr. Glaser is the son of Robert J. Glaser.
(8) Mr. Glaser is the son of Robert J. Glaser.
(9) Ms. Glaser is the daughter of Robert J. Glaser.

   The Company believes that all transactions between the Company and its officers, directors, principal stockholders and other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                 PROPOSAL NO. 2

                APPROVAL OF AMENDMENT TO 1997 STOCK OPTION PLAN

   The Company's Board approved amendments to the Company's 1997 Stock Option Plan (the "Stock Option Plan") to increase the number of shares of common stock reserved for issuance under the Stock Option Plan by 1,500,000 shares (representing less than 5% of the Company's outstanding common stock), from 7,500,000 shares to 9,000,000 shares. Stockholder approval of this amendment is being sought (i) for the purpose of qualifying options as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) in accordance with the rules of the Nasdaq National Market, to permit listing any of such shares purchased by officers, directors or key employees whether or not the Company could otherwise obtain listing without such approval. Since as of February 15, 2000 there are
only      shares remaining available for issuance under the Stock Option Plan
(subject to annual increases in accordance with the Stock Option Plan), the Board believes that adding shares to the Stock Option Plan is necessary to permit the Company to continue to attract and retain quality employees by providing them with appropriate equity incentives and to remain competitive in the industry.

   The Stock Option Plan was adopted by the Board on March 1, 1997. Subsequent to its adoption, the Board and the stockholders approved amendments to the Stock Option Plan to increase the number of shares of the Company's common stock authorized for issuance under the Stock Option Plan to 7,500,000. The Board will also consider amending the Stock Option Plan to increase the number of shares of the Company's common stock authorized for issuance thereunder from 7,500,000 to 9,000,000. This proposal seeks approval of the stockholders of the increase in the number of shares reserved under the Stock Option Plan to 9,000,000 shares.

   Set forth below is a summary of the principal features of the Stock Option Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Stock Option Plan. The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Stock Option Plan. Any such request should be directed as follows: General Counsel, Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063; telephone number (650) 298-5300.

   Purposes. The purposes of the Stock Option Plan are to (i) encourage selected employees, directors and consultants to improve operations and increase profits of the Company, (ii) encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its affiliates, and (iii) increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company.

   Number of Shares. The maximum number of shares that may be issued pursuant to options granted under the Stock Option Plan is currently 7,500,000 shares. The Stock Option Plan, however, provides for annual increases in the number of shares available for issuance on the first day of each year, beginning January 1, 2001, equal to the lesser of 1,500,000 shares, 4% of the outstanding shares on the date of the annual increase or an amount determined by the Board.

   Administration. The Stock Option Plan provides that it may be administered by the Board or a committee appointed by the Board. Currently, the Stock Option Plan is administered by the Compensation Committee, the members of which are appointed by the Board. The Compensation Committee currently consists of Isaac Stein, Robert Glaser and Gordon Ringold, who are members of the Board and are "non-employee directors" as that term is defined in the rules promulgated under the Exchange Act. Other than as disclosed in this Proxy Statement, members of the Compensation Committee have no material relationships with the Company, its employees or its affiliates. Subject to the terms of the Stock Option Plan, the Committee determines the optionees, the number of shares subject to each option, the exercise prices, the exercise periods and the dates of grants. The Committee also has the authority to construe and interpret any of the provisions of the Stock Option Plan or any options granted thereunder. Such interpretations are binding on the Company and on the optionees. Because grants under the Stock Option Plan are made at the discretion of the Committee, future grants under the Stock Option Plan are not determinable. Options may be granted under the Stock Option Plan until March 2007.

   Eligibility. All employees, officers, directors and consultants of the Company or any affiliate of the Company are eligible to receive option grants under the Stock Option Plan. On December 31, 1999, approximately 143 employees were eligible to receive options under the Stock Option Plan.

   Both ISOs and nonqualified stock options ("NQSOs") may be granted under the Stock Option Plan. The Stock Option Plan limits the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year to not more than $100,000. There is no similar limit on NQSOs granted under the Stock Option Plan.

   Vesting. Subject to the provisions of the Stock Option Plan, the Committee may determine the vesting schedule of each option and other terms and conditions of exercisability under the Stock Option Plan. Options granted to date under the Stock Option Plan generally vest as to 25% of the shares after one year and ratably monthly thereafter for three additional years. Holders of options previously granted under the Stock Option Plan also generally have been granted the right to exercise options prior to vesting with the Company retaining the right to repurchase at the exercise price any shares purchased if the optionee ceases to perform services for the Company. This right of repurchase lapses in accordance with the vesting schedule. Vesting of options granted under the Stock Option Plan will accelerate and the options will become fully exercisable for 30 days in the event the Company is acquired, unless the successor corporation assumes or substitutes equivalent options in their place.

   Exercise Period. Options granted under the Stock Option Plan must be exercised within ten years of the option grant date (or such shorter time as may be specified in the grant documents evidencing the option), except that an ISO granted to a person owing ten percent or more of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "Ten Percent Stockholder") must be exercised within five years of the option grant date (or such shorter time as may be specified in the grant documents evidencing the option).

   Exercise Price. The Committee determines the exercise price of each option granted under the Stock Option Plan. The exercise price must be at least equal to the fair market value for ISOs and 85% of fair market value for NQSOs (as defined in the Stock Option Plan and determined as the closing price of the Company's common stock on the Nasdaq National Market on the day of the grant) per share of the Company's common stock on the date the option is granted, except that the exercise price of an option granted to a Ten Percent Stockholder must be at least equal to 110% of the fair market value per share on the date of grant.

   Payment of Exercise Price. To exercise an option, the optionee must deliver to the Company an executed exercise notice and full payment for the shares being purchased. With respect to all options under the Stock Option Plan as currently in effect, payment may be made in cash or, where approved by the Committee in its sole discretion and where permitted by law, by other specified forms of payment.

   Termination of Options. Under the Stock Option Plan, if an optionee's association with the Company is terminated for any reason other than death or disability, any outstanding option, to the extent (and only to the extent) that it was exercisable on the date of such termination, may be exercised by the optionee within the 90 days after such termination (or such shorter time as may be specified in the grant evidencing the option), but in no event later than the expiration date of the option. A longer exercise period may apply in the event of termination of an optionee's association with the Company because of the optionee's death or disability. If an option granted pursuant to the Stock Option Plan expires or terminates for any reason without being exercised in whole or in part, the shares thereby released from such option will again become available for grant and purchase under other options subsequently granted under the Stock Option Plan.

   Adjustment of Option Shares. If the Company issues additional securities to raise capital or otherwise where consideration is received for the shares, no adjustment is required in the number of shares or the exercise price per share for outstanding options under the Stock Option Plan. If the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the Company's assets are distributed, without consideration, to the stockholders of the Company in a spin-off or similar transaction, the number of shares of common stock available for option grants under the Stock Option Plan and the number of shares and the exercise price per share for each outstanding option will be proportionately adjusted, subject to any required action by the Board or stockholders of the Company.

   Assumption or Substitution of Options; Acceleration of Vesting for Options Not Assumed or Substituted. Under the Stock Option Plan, in the event of a merger or consolidation in which the Company is not the surviving corporation or the sale of substantially all of the assets of the Company, any or all outstanding options may be assumed or replaced by the successor corporation. In the event such successor corporation, if any, refuses to assume or substitute options, the options will become fully-exercisable for a period of 30 days.

   Amendment and Termination of the Stock Option Plan. The Committee may amend or terminate the Stock Option Plan at any time and in any respect, including modifying the form of the grant or the exercise notice, except that the Committee cannot, without the approval of the stockholders of the Company, make changes which would require stockholder approval under the Code. No amendment of the Stock Option Plan may adversely affect any outstanding option or unexercised portion thereof without the optionee's written consent.

   Outstanding Options Under The Stock Option Plan. The following information with respect to outstanding options under the Stock Option Plan is provided as of December 31, 1999. A total of 182 persons held options under the Stock Option Plan to purchase an aggregate of 2,076,362 shares of common stock (including both ISOs and NQSOs), with a weighted average exercise price of $4.11 per share. There are 1,187,488 shares of common stock available for future grants under the Stock Option Plan. Over the term of the Stock Option Plan, the following Named Executive Officers (as defined in "Executive Compensation," above) have been granted options to purchase shares of common stock under the Stock Option Plan: Russell J. Howard, Ph.D., President and Chief Executive Officer, 522,500 shares; Willem P.C. Stemmer, Ph.D., Vice President of Research, 422,500 shares; Simba Gill, Ph.D., Chief Financial Officer and Senior Vice President of Business Development, 456,738 shares; John Bedbrook, Ph.D., President, Agriculture, 200,000 shares; Norman J. Kruse, Ph.D., Director, Intellectual Property, 154,043 shares; Michael S. Rabson, Ph.D., Senior Vice President of Legal Affairs and General Counsel, 350,000 shares; and Joseph Affholter, Ph.D. Former Vice President, Biocatalysis and Chemicals, 175,700 shares. Current executive officers as a group have been granted options to purchase 2,456,481 shares. All employees as a group, other than executive officers, have been granted options to purchase 2,297,879 shares.

   New Plan Benefits. The amounts of future option grants under the Stock Option Plan to (i) the Company's Chief Executive Officer, (ii) the Company's four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of fiscal 1999,
(iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, and (v) all employees, including all officers who are not executive officers, as a group, are not determinable because, under the terms of the Stock Option Plan, such grants are made in the discretion of the Committee. Future option exercise prices under the Stock Option Plan are not determinable because they are based upon the fair market value of the Company's common stock on the date of grant.

Certain United States Federal Income Tax Information

   THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

Incentive Stock Options

   Award; Exercise. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includable in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under
Section 16(b) of the Exchange Act).

   Sale Of Option Shares. If an optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than to the Company is taxable as long-term capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO is exercised exceeds the exercise price (or, if less, the amount of gain realized on the sale) is taxable as ordinary income, and the Company is entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to income and employment tax withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code. The timing and amount of income from a Disqualifying Disposition and the beginning of the optionee's holding period for determining whether capital gain or loss is long- or short-term may be affected if option stock is acquired subject to a repurchase right or other "substantial risk of forfeiture" (including in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

   Exercise With Stock. If an optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously owned non-statutory option stock is used to exercise an ISO.

Nonqualified Stock Options

   Award; Exercise. An optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The optionee's tax basis in the shares will be the fair market value of the shares on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on or immediately after that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the NQO and their fair market value as of the date of lapse; in addition, the optionee's holding period will begin on the date of the lapse.

   Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who is an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

   Sale Of Option Shares. Upon sale, other than to the Company, of shares acquired under a NQO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. Certain reduced capital gains rates apply if the shares are held for longer periods. If stock is sold to the Company, rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

   Exercise With Stock. If an optionee tenders common stock to pay all or part of the exercise price of a NQO, the optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The additional shares are taxable to the optionee and are treated as newly acquired with a basis equal to their fair market value on the date of exercise.

   If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

   ERISA Information. The Company believes that the Stock Option Plan is not subject to any of the provisions of the Employment Retirement Income Security Act of 1974, as amended ("ERISA").

Special Federal Income Tax Consideration Due to Short Swing Profit Rule

   The potential liability of a person subject to Section 16 of the Exchange Act to repay short-swing profits from the resale of shares acquired under a Company plan constitutes a "substantial risk of forfeiture" within the meaning of the above-described rules, which is generally treated as lapsing at such time as the potential liability under Section 16 lapses. Persons subject to
Section 16 who would be required by Section 16 to repay profits from the immediate resale of stock acquired under a Company plan should consider whether to file a Section 83(b) Election at the time they acquire stock under a Company plan in order to avoid deferral of the date that they are deemed to acquire shares for federal income tax purposes.

Required Vote.

   Approval of the amendment to the Stock Option Plan requires the affirmative vote of a majority of the votes cast by stockholders who are present or represented at a duly held stockholders meeting at which a quorum of the voting power is represented. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                   OF THE AMENDMENT TO THE STOCK OPTION PLAN

                                 PROPOSAL NO. 3

       AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Description of the Amendment

   At the annual meeting, the stockholders are being asked to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock by 30,000,000 shares (the "Amendment"). The Company's Amended and Restated Certificate of Incorporation currently authorizes the issuance of 70,000,000 shares of common stock, with a par value of $0.0001 per share, and 5,000,000 shares of preferred stock, with a par value of $0.0001 per share. The Board will also consider adopting a resolution approving an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock to 100,000,000, subject to stockholder approval. Since the Company's Amended and Restated Certificate of Incorporation also authorizes 5,000,000 shares of preferred stock, the Amendment will have the effect of increasing the total number of shares of capital stock authorized for issuance from 75,000,000 to 105,000,000 shares. Stockholders are invited to read the Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the "Certificate"), a copy of which can be obtained from the Company by contacting the Company at its corporate headquarters, Attention:
General Counsel.

Purpose and Effect of the Proposed Amendment

   As of February 15, 2000, the Company had approximately 32,269,644 shares of common stock outstanding and no shares of preferred stock outstanding, and as of that date, the Company had approximately 2,111,602 shares of common stock reserved for issuance under options granted pursuant to the Company's stock option plans. The Company also had, as of such date, 1,943,385 shares of common stock reserved for future issuance the Company's benefit plans.

   In addition to the foregoing, the Board considers it advisable to have additional authorized, but unissued shares of common stock available to allow the Company to act promptly with respect to possible future financings, possible acquisitions, additional issuances under the Company's employee benefit plans, stock splits and for other corporate purposes approved by the Board. Having additional authorized shares of common stock available for issuance in the future would give the Company greater flexibility and allow shares of common stock to be issued without the expense or delay of a stockholders' meeting, except as may be required by applicable laws or regulations. Other than for issuance under the Company's employee benefit plans and potential acquisitions, the Company has no specific plans for the issuance of additional shares of common stock.

   Under the Company's Amended and Restated Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to the common stock. Thus, should the Board elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

   The proposed Amendment to increase the authorized number of shares of common stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. In the event of a hostile takeover attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of the common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed Amendment, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Company's current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board is not aware of any attempt to take control of the Company and the Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Required Vote.

   Approval of the amendment to the Amended and Restated Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting. As a result, abstentions and broker non-votes will have the same effect as negative votes.

  THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO
             THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                             STOCKHOLDER PROPOSALS

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 22, 2000. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so in accordance with our bylaws. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16 of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Company's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during the Company's most recent fiscal year.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   Effective December 1998, Ernst & Young LLP was engaged as the Company's independent auditors and replaced other auditors who were dismissed as the Company's independent auditors on the same date. The decision to change auditors was approved by our board of directors. Our former auditors issued a report for the period ended December 31, 1997 which contained an emphasis paragraph as to the Company's ability to continue as a going concern. In connection with the audit for the period ended December 31, 1997 and through the date at which Ernst & Young LLP was engaged as the Company's independent auditors, there were no disagreements with the Company's former auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Company's former auditors, would have caused them to make reference thereto in any of their reports. Prior to December 1998, the Company had not consulted with Ernst & Young LLP on items that involved the Company's accounting principles or the form of audit opinion to be issued on the Company's financial statements.

   Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of Ernst & Young LLP also will be available to respond to questions raised during the meeting.

                             ADDITIONAL INFORMATION

   The Company's Annual Report for the fiscal year ended December 31, 1999 is being mailed with this Proxy Statement to stockholders of the Company.

                                 OTHER BUSINESS

   The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                            1997 STOCK OPTION PLAN
                                      OF
                                 MAXYGEN, INC.
                                 (as amended)

     1.   PURPOSES OF THE PLAN
          --------------------
     The purposes of the 1997 Stock Option Plan (the "Plan") of Maxygen, Inc., a Delaware corporation (the "Company"), are to:

          (a) Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

          (b) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

          (c) Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

     Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonstatutory options" ("NSOs").

     2.   ELIGIBLE PERSONS
          ----------------

     Every person who at the date of grant of an Option is a full-time employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NSOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or nonemployee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NSOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions of the Code. The term "employee" includes an officer or director who is an employee, of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

     3.   STOCK SUBJECT TO THIS PLAN
          --------------------------

     Subject to the provisions of Section 6.1.1 of the Plan, the total number of shares of stock which may be issued under options granted pursuant to this Plan shall be 7,500,000 shares of Common Stock plus an annual increase to be added on the first day of the Company's fiscal year beginning in fiscal year 2001, equal to the lesser of (i) 1,500,000 shares, (ii) 4% of the outstanding shares of capital stock on such date or (iii) an amount determined by the Board. The shares covered by the portion of any grant under the Plan which expire unexercised shall become available again for grants under the Plan.

     4.   ADMINISTRATION
          --------------

          4.1  General. This Plan shall be administered by the Board of
               -------
Directors of the Company (the "Board") or, by a committee (the "Committee") of at least two Board members to which administration of the Plan, or of part of the Plan, is delegated (in either case, the "Administrator").

          4.2  Public Company. From and after such time as the Company registers
               --------------
a class of equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee shall consist of Board members who are "Non-Employee Directors" as defined under Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto.

          4.3  Authority of Administrator. Subject to the other provisions of
               --------------------------
this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted;
(iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to accelerate the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

          4.4  Interpretation by Administrator. All questions of interpretation,
               -------------------------------
implementation, and application of this Plan shall be determined in its absolute discretion by the Administrator. Such determinations shall be final and binding on all persons.

          4.5  Rule 16b-3. With respect to persons subject to Section 16 of the
               ----------
Exchange Act, if any, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent a transaction under this Plan or action by the Administrator fails to so comply, it shall, to the extent deemed advisable by the Administrator, be modified to comply with Rule 16b-3. Notwithstanding the above, it shall be the responsibility of such persons, not of the

Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any such person incurs any liability under Section 16 of the Exchange Act.

     5.   GRANTING OF OPTIONS; OPTION AGREEMENT
          -------------------------------------

          5.1 No Options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board.

          5.2 Each Option shall be evidenced by a written stock option agreement (the "Option Agreement"), in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the optionee, or both to execute the Option Agreement shall not invalidate the granting of an Option, although the exercise of each option shall be subject to Section 6.1.3.

          5.3 The Option Agreement shall specify whether each Option it evidences is an NSO or an ISO.

          5.4 Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval.

     6.   TERMS AND CONDITIONS OF OPTIONS
          -------------------------------

     Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NSOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

          6.1  Terms and Conditions to Which All Options Are Subject. Options
               -----------------------------------------------------
granted under this Plan shall be subject to the following terms and conditions:

               6.1.1  Changes in Capital. Subject to Section 6.1.2, if the stock
                      ------------------
of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its absolute discretion .

               6.1.2  Corporate Transactions. In the event of the proposed
                      ----------------------
dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the stockholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity). If such successor does not agree to assume the Options or to substitute equivalent options therefor, unless the Administrator shall determine otherwise, the Options shall be fully exercisable for a period of 30 days form the date notice is given under this Section 6.1.2 and shall terminate upon expiration of such 30-day period.

               6.1.3  Time of Option Exercise. Subject to Section 5 and Section
                      -----------------------
6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the Option Agreement granting the Option, or (b) in accordance with a schedule related to the date of the grant of the Option, the date of first employment, or such other date as may be set by the Administrator (in any case, the "Vesting Base Date") and specified in the Option Agreement relating to such Option; provided, however, that the right to exercise an Option must vest at the rate of at least 20% per year over five years from the date the option was granted. Options granted to officers, directors or consultants may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Board of the Administrator in accordance with this Plan. In any case, no Option shall be exercisable until a written Option Agreement in form satisfactory to the Company is executed by the Company and the optionee.

               6.1.4  Option Grant Date. Except in the case of advance approvals
                      -----------------
described in Section 5.4, the date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

               6.1.5  Nonassignability of Option Rights. Except as otherwise
                      ---------------------------------
determined by the Administrator and expressly set forth in the Option Agreement, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, except as otherwise determined by the Administrator and expressly set forth in the Option Agreement, an Option shall be exercisable only by the optionee.

               6.1.6  Payment. Except as provided below, payment in full, in
                      -------
cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion after considering any tax or accounting consequences, may authorize any one or more of the following additional methods of payment:

                      (a) Acceptance of the optionee's full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed and in no event more than the maximum interest rate allowed under applicable usury laws), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); and

                      (b) Delivery by the optionee of Common Stock already owned by the optionee for all or part of the Option price, provided the value (determined as set forth in Section 6.1.11) of such Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if an optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock without the consent of the Administrator.

               6.1.7  Termination of Employment.
                      -------------------------
                      (a) If, for any reason other than death, disability or "cause" (as defined below), an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within 90 days of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the Option Agreement (but in no event after the Expiration
Date).

                      (b) If an optionee dies or becomes disabled (within the meaning of Section 22(c)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within 12 months after the death or 12 months after the disability of the optionee, or such other period of not less than six months from the date of Termination as is specified in the Option Agreement (but in no event after the Expiration Date).

                      (c) If an optionee is terminated for "cause," all Options then held shall terminate and no longer be exercisable as of the date of Termination.

                      (d) For purposes of this Section 6.1.7, "employment" includes service as a director or as a consultant.

                      (e) For purposes of this Section 6.1.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

                      (f) For purposes of this Section 6.1.7, "cause" shall mean Termination (i) by reason of optionee's commission of a felony, misdemeanor or other illegal conduct involving dishonesty, fraud or other matters of moral turpitude, (ii) by reason of optionee's dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company or any of its Affiliates, or (iii) by reason of optionee's willfully engaging in misconduct which is materially and demonstrably injurious to the Company or any of its Affiliates.

               6.1.8  Repurchase of Stock. At the option of the Administrator,
                      -------------------
the stock to be delivered pursuant to the exercise of any Option granted to an employee, director or consultant under this Plan may be subject to a right of repurchase in favor of the Company with respect to any employee, or director or consultant whose employment, or director or consulting relationship with the Company is terminated. Such right of repurchase shall be exercisable as the Administrator may determine in the grant of option, either:

                      (a) at the Option exercise price and (i) shall lapse at the rate of at least 20% per year over five years from the date the Option is granted (without regard to the date it was exercised or becomes exercisable), and must be exercised for cash or cancellation of purchase money indebtedness within 90 days after such termination of employment (or in the case of securities issued upon exercise of options after the date of termination, within 90 days after the date of the exercise) ; or

                      (b) at the higher of the Option exercise price or the value (determined as set forth in Section 6.1.11) of the stock being repurchased on the date of termination, and must be exercised for cash or cancellation of purchase money indebtedness within 90 days of termination of employment (or in the case of securities issued upon exercise of options after the date of termination, within 90 days after the date of exercise), and such right shall terminate when the Company's securities become publicly traded.

     In addition to the restrictions set forth in subparagraphs (a) and (b) above, the shares held by an officer, director or consultant of the issuer or an affiliate of the issuer may be subject to additional or greater restrictions, at the absolute discretion of the Administrator.

               6.1.9  Withholding and Employment Taxes. At the time of exercise
                      --------------------------------
of an Option or at such other time as the amount of such obligations becomes determinable (the "Tax Date"), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If authorized by the Administrator in its absolute discretion, after considering any tax or accounting consequences, an optionee may elect to (i) deliver a full recourse promissory note on such terms as the Administrator deems appropriate, (ii) tender to the Company previously owned shares of Stock or other securities of the Company, or (iii) have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company to pay some or all of the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Option. Any election pursuant to clause (ii) above, where the optionee is tendering Common Stock issued pursuant to the exercise of an Option, shall require that such shares have been held at least six months prior to the Tax Date. Any securities tendered or withheld in accordance with this Section
6.1.9 shall be valued by the Company as of the Tax Date.

               6.1.10 Other Provisions. Each Option granted under this Plan may
                      ----------------
contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code. If Options provide for a right of first refusal in favor of the Company with respect to stock acquired by employees, directors or consultants, such Options shall provide that the right of first refusal shall terminate upon the earlier of (i) the closing of the Company's initial registered public offering to the public generally, or (ii) the date ten years after the grant date as set forth in Section 6.1.4.

               6.1.11 Determination of Value. For purposes of the Plan, the
                      ----------------------
value of Common Stock or other securities of the Company shall be determined as follows:

                      (a) If the stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar
                                            -------------------
publication.


                      (b) If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                      (c) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, by consideration of such factors as the Administrator in its discretion deems appropriate among the recent issue price of other securities of the Company, the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

               6.1.12 Option Term. Subject to Section 6.3.5, no Option shall be
                      -----------
exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the Option Agreement is referred to in this Plan as the "Expiration Date").

               6.1.13 Exercise Price. The exercise price of any Option granted
                      --------------
to any person who owns, directly or by attribution under the Code currently
Section 424(d), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Stockholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

          6.2  Terms and Conditions to Which Only NSOs Are Subject. Except as
               ---------------------------------------------------
set forth in Section 6.1.13, the exercise price of a NSO shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.11) of the stock subject to the Option on the date of grant.

          6.3  Terms and Conditions to Which Only ISOs Are Subject. Options
               ---------------------------------------------------
granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

               6.3.1  Exercise Price. Except as set forth in Section 6.1.13, the
                      --------------
exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

               6.3.2  Disqualifying Dispositions. If stock acquired by exercise
                      --------------------------
of an ISO granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

               6.3.3  Grant Date. If an ISO is granted in anticipation of
                      ----------
employment as provided in Section 5.4, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

               6.3.4 Vesting. Notwithstanding any other provision of this Plan,
                     -------
ISOs granted under all incentive stock option plans of the Company and its subsidiaries may not "vest" for more than $100,000 in fair market value of stock (measured on the grant dates(s)) in any calendar year. For purposes of the preceding sentence, an option "vests" when it first becomes exercisable. If, by their terms, such ISOs taken together would vest to a greater extent in a calendar year, and unless otherwise provided by the Administrator, ISOs with lower exercise prices shall vest before ISOs with higher exercise prices, regardless of the grant date.

                6.3.5  Term. Notwithstanding Section 6.1.12, no ISO granted to
                      ----
any Ten Percent Stockholder shall be exercisable more than five years after the date of grant .

     7.   MANNER OF EXERCISE
          ------------------

          7.1 An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

          7.2 Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of an optionee shall not have any privileges as a stockholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

     8.   EMPLOYMENT OR CONSULTING RELATIONSHIP
          -------------------------------------

     Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

     9.   FINANCIAL INFORMATION
          ---------------------

     The Company shall provide to each optionee during the period such optionee holds an outstanding Option, and to each holder of Common Stock acquired upon exercise of Options granted under the Plan for so long as such person is a holder of such Common Stock, annual financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall include, at a minimum, a balance sheet and an income statement, and shall be delivered as soon as practicable following the end of the Company's fiscal year.

     10.  CONDITIONS UPON ISSUANCE OF SHARES
          ----------------------------------

     Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

     11.  NONEXCLUSIVITY OF THE PLAN
          --------------------------

     The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

     12.  MARKET STANDOFF
          ---------------

     Each Optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the company filed under the Securities Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

     13.  AMENDMENTS TO PLAN
          ------------------

     The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes, or (b) the Board otherwise concludes that stockholder approval is advisable.

     14.  EFFECTIVE DATE OF PLAN
          ----------------------

     This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of the stockholders of the Company, or approval of stockholders of the Company voting at a validly called stockholders' meeting, is obtained within 12 months after adoption by the Board. If such stockholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect from and after expiration of such 12-month period. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.


Plan adopted by the Board of Directors on March 1, 1997

Plan approved by Stockholders on March 30, 1997.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF MAXYGEN, INC.

May 22, 2000

The undersigned hereby appoints Simba Gill and Michael Rabson, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of MAXYGEN Inc. (the "Company") to be held at 10:00 a.m. local time on Monday, May 22, 2000, at Hotel Sofitel, 233 Twin Dolphin Dr., Redwood City, California 94065, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

1. [ ]   FOR all nominees listed below (except as    [ ]  AGAINST   [ ]  ABSTAIN
         indicated to the contrary below)

Nominees:
               Russell J. Howard, Ph.D.            Adrian Hennah
               Isaac Stein                         Gordon Ringold, Ph.D.
               Robert J. Glaser, M.D.              George Poste, D.V.M., Ph.D.
               M.R.C. Greenwood, Ph.D.

Instruction:   To withhold authority to vote for any individual nominee,
               write that nominee's name in the space provided below:



     _______________________________________________________________________


2. To consider and vote upon a proposal to amend the Company's 1997 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,500,000 shares, from 7,500,000 shares to 9,000,000 shares.

3. To amend the Company's Amended and Restated Articles of Incorporation to increase the number of shares of common stock authorized by 30,000,000 shares, from 70,000,000 to 100,000,000 shares.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 14, 2000 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                    By Order of the Board



                                    Julian N. Stern
                                    Secretary

Redwood City, California
April __, 2000

--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOU MAY ALSO VOTE VIA THE TELEPHONE OR OVER THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT
--------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE SEVEN NOMINEES AND FOR PROPOSALS 2 AND 3.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN NOMINEES AND FOR ALL OTHER PROPOSALS. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MAXYGEN, INC.

                                          Signature(s) of stockholder(s):

                                          Dated __________________________, 2000

                                          ______________________________________
                                          Signature (print title, if applicable)

                                          ______________________________________
                                          Signature (print title, if applicable)

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Please check the following box if you plan to attend the meeting: / /

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
--------------------------------------------------------------------------------